Exhibit (g)(3)

AMENDMENT TO CUSTODIAN AND Transfer agenT AGREEMENT

THIS AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT (this “Amendment”) is made as of _July 28_, 2023 by and between BROWN BROTHERS HARRIMAN & CO., a New York limited partnership (“BBH&Co.”) and GRANITESHARES ETF trust (the “Fund”), a Delaware statutory trust. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, BBH&Co. and the Fund are Parties to a Custodian and Transfer Agent Agreement dated as of February 24, 2021 (the “Agreement”); and

WHEREAS, in accordance with Section 13.2 of the Agreement, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of the parties hereto hereby agree as follows:

1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

2. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

3. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

5. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Hugh Bolton
Name:	Hugh Bolton
Title:	Principal
Date:	28 July 2023

GRANITESHARES ETF trust

By:	/s/ William Rhind
Name:	William Rhind
Title:	President, GraniteShares ETF Trust
Date:	August 28, 2023

APPENDIX A

LIST OF PORTFOLIOS/SERIES

●	GraniteShares 1.75x Long AAPL Daily ETF
●	GraniteShares 1.75x Long BABA Daily ETF
●	GraniteShares Bloomberg Commodity Broad Strategy No K-1 ETF
●	GraniteShares 1.5x Long COIN Daily ETF
●	GraniteShares 1.5x Long META Daily ETF
●	GraniteShares HIPS US High Income ETF
●	GraniteShares 1.5x Long NVDA Daily ETF
●	GraniteShares 1.25x Long TSLA Daily ETF
●	GraniteShares XOUT US Large Cap ETF
●	GraniteShares 1x Short AMD Daily ETF
●	GraniteShares 1.5x Short COIN Daily ETF
●	GraniteShares 1.5x Short NVDA Daily ETF
●	GraniteShares 1.75x Long TSLA Daily ETF
●	GraniteShares 1.5x Short TSLA Daily ETF